 Exhibit (a)(1)(iii)
Notice of Guaranteed Delivery
For Tender of Shares of Class A Common Stock of
MediaAlpha, Inc.
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE FOLLOWING 11:59 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE 26, 2023, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).
This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your Class A Common Stock, $0.01 par value per share (each, a “Common Share”), of MediaAlpha, Inc., but:
•
your certificates for the Common Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Date;

•
you cannot comply with the procedure for book-entry transfer by the Expiration Date; or

•
your other required documents cannot be delivered to the Depositary by the Expiration Date,

in which case, you can still tender your Common Shares if you timely comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase dated May 26, 2023 (as it may be amended or supplemented from time to time, the “Offer to Purchase”).
This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by overnight courier, electronic mail or mail before the Expiration Date. See Section 3 of the Offer to Purchase.
Deliver to:
the Depositary for the Offer
By Overnight Courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions; COY: MAXX 150 Royall Street, Suite V Canton, Massachusetts 02021	By Electronic Mail: canoticeofguarantee@computershare.com
By Mail:
Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions; COY: MAXX
P.O. Box 43011
Providence, Rhode Island 02940
For this notice to be validly delivered, it must be received by the Depositary at one of the addresses listed above prior to the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to White Mountains Insurance Group, Ltd., an exempted company organized and existing under the laws of Bermuda (“White Mountains”), WM Hinson (Bermuda) Ltd., an exempted company organized and existing under the laws of Bermuda and wholly owned subsidiary of White Mountains, or any of their directors, officers or affiliates, D.F. King & Co., Inc., as the Information Agent for the Offer, J.P. Morgan Securities LLC, as the Dealer Manager for the Offer, or The Depository Trust Company will not be forwarded to the Depositary and therefore will not constitute valid delivery.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
The undersigned hereby tenders to White Mountains Insurance Group, Ltd., an exempted company organized and existing under the laws of Bermuda (“White Mountains”) and WM Hinson (Bermuda) Ltd., an exempted company organized and existing under the laws of Bermuda and wholly owned subsidiary of White Mountains (“WM Hinson” and, together with White Mountains, the “Purchasers”), the number of shares of Class A Common Stock, $0.01 par value per share (each, a “Common Share”), of MediaAlpha, Inc., a Delaware corporation, at a price of $10.00 per Common Share (the “Purchase Price”), net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Purchasers’ Offer to Purchase dated May 26, 2023 (as amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal (as amended or supplemented from time to time, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.
Number of Common Shares to be tendered:                Common Shares.
NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

SIGNATURE
Name(s) of Record Holder(s): (Please Print)
Signature(s):
Address(es) (Include Zip Code)
Area code and telephone number:
☐ If delivery will be by book-entry transfer, check this box.
Name of tendering institution:
Account number:
PLACE MEDALLION GUARANTEE STAMP BELOW

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or an “eligible guarantor institution”, as the term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (i) that the above-named person(s) has a net long position in the Common Shares being tendered within the meaning of Rule 14e-4 under the Exchange Act, (ii) that such tender of Common Shares complies with Exchange Act Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Common Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Common Shares into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal and any other required documents, by 5:00 p.m., New York City time, within two trading days (as defined in the Letter of Transmittal) following the Expiration Date.
The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such eligible guarantor institution.
Name of Eligible Institution Guaranteeing Delivery	Authorized Signature
Address	Name (Print Name)
Zip Code	Title
(Area Code) Telephone No.	Date
This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
NOTE: DO NOT SEND COMMON SHARE CERTIFICATES WITH THIS FORM. YOUR COMMON SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.